EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Receives Notice from Nasdaq due to Delayed Filing of Form 10-Q
CARLSBAD, Calif. – August 22, 2006 – Dot Hill Systems Corp. (NASDAQ:HILL) today announced that due to the delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, it received a letter on August 17, 2006 from The Nasdaq Stock Market indicating that the company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.
The Letter stated that the company’s securities will be delisted from The Nasdaq Global Market at the opening of business on August 28, 2006 unless the company requests a hearing with the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. Dot Hill will appeal the Nasdaq Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of Dot Hill’s common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any exception granted by the Panel, Dot Hill’s common stock will continue to be traded on The Nasdaq Global Market.
As previously announced, Dot Hill has delayed filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as a result of the self-initiated review by the company’s Audit Committee of the company’s historical stock option grant practices and related accounting. The company has reviewed its option grant practices dating back to the company’s merger with Artecon, Inc. in 1999 and has identified certain miscellaneous discrepancies relating to its option grant practices during the 2000 through 2003 fiscal years. Based on a preliminary review, the company believes that the cumulative impact of all such discrepancies is an understatement of compensation expense of less than $500,000. At this time, the Audit Committee is in the final stages of its review but has not reached final conclusions about the company’s stock option practices and the related accounting treatment. Until the Audit Committee’s review is complete, the company will be unable to complete and file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company intends to file its Quarterly Report on Form 10-Q as soon as practicable after the completion of the Audit Committee’s review.
There can be no assurance that the Panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on The Nasdaq Global Market until the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of Dot Hill’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of Dot Hill’s common stock from The Nasdaq Global Market; the risks that may be associated with potential claims and proceedings relating to such matters; and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.